Exhibit 10(q)

Georgia - Gwinnett County
Loan No.  C-331971
          C-332344

RECORDING REQUESTED BY



AND WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Avenue - Rm N16WC
Milwaukee, WI 53202
Attn: Connie Schmitz
                                       SPACE ABOVE THIS LINE FOR RECORDER'S USE
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                   DEED TO SECURE DEBT and SECURITY AGREEMENT
                   ------------------------------------------

     THIS DEED TO SECURE DEBT and SECURITY AGREEMENT (this "Security Deed"), Made as of the 6th day of December, 2001 between KOGER EQUITY, INC., a Florida corporation, whose address is 433 Plaza Real, Suite 335, Boca Raton, Florida 33432, herein called "Grantor," and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, whose address is 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Grantee:"

                                 GRANTING CLAUSE

     WITNESSETH, that Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably BARGAIN, SELL, GRANT, TRANSFER, ASSIGN and CONVEY unto Grantee, with right of entry and possession, the following properties (herein collectively referred to as the "Properties"):

     A. The land described in Exhibit A attached hereto and incorporated herein (the "Land") in Gwinnett County, Georgia (the "County") and all appurtenances thereto; and

     B. All buildings and improvements now existing or hereafter erected thereon, all waters and water rights, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning equipment, water and gas fixtures, and all other fixtures of every description belonging to Grantor which are or may be placed or used upon the Land or attached to the buildings or improvements, all of which, to the extent permitted by applicable law, shall be deemed an accession to

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          the freehold and a part of the realty as between the parties hereto.

Except as expressly provided in the covenant hereof entitled "Due on Sale", Grantor agrees not to sell, transfer, assign or remove anything described in B above now or hereafter located on the Land without prior written consent from Grantee unless (i) such action does not constitute a sale or removal of any buildings or building improvements (except as provided in (ii)(y) below) or the sale or transfer of waters or water rights and (ii) in the case of (x) personal property, such personal property is (a) removed on a temporary basis for repairs in the ordinary course of business; (b) not reasonably necessary or appropriate to the efficient use or operation of the Project; (c) consumed or worn out or has become obsolete and is promptly replaced by Grantor with personal property of equal or greater value and/or utility, unless replacement is not reasonably necessary or appropriate to the efficient use of the Project; or (d) actually replaced by Grantor with similar personal property of equal or greater value and/or utility, or (y) in the case of tenant improvements, the removal thereof is in the ordinary course of leasing office space which is a part of the Project.

Without limiting the foregoing grants, Grantor hereby pledges to Grantee, and grants to Grantee a security interest in, all of Grantor's present and hereafter acquired right, title and interest in and to the Properties and any and all

     C. cash and other funds now or at any time hereafter deposited by or for Grantor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Grantee or a third party, or otherwise deposited with, or in the possession of, Grantee pursuant to the Loan Documents; and

     D. surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Project to the extent assignable in accordance with applicable agreements and law; and

     E. present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Grantor on account of the Project or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property". All Personal Property and Properties described hereinabove are referred to hereinafter as the "Secured Property".

                            SECURITY AGREEMENT CLAUSE

If any of the Properties are of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Grantor agrees to join with Grantee in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code.

                                 SECURING CLAUSE

TO HAVE AND TO HOLD said Secured Property, with all and singular the rights, members, hereditaments and appurtenances thereof, to the same belonging or in anywise appertaining, to the proper use, benefit and behoof of Grantee forever, in FEE SIMPLE.

This conveyance is intended to operate and is to be construed as a deed passing legal title under the laws of the State of Georgia governing loan or security deeds and is not a mortgage; and is made and intended (a) to constitute a security agreement for purposes of the Uniform Commercial Code of Georgia and
(b) to secure the indebtedness evidenced by a (i) the Tranche A Promissory Note dated as of December 16, 1996 executed by Grantor for the principal sum of ONE HUNDRED MILLION FIVE HUNDRED THOUSAND DOLLARS ($100,500,000), with final maturity no later than January 2, 2007 and with interest as therein expressed and amended September 30, 1997, May 1, 1998, and which is being amended concurrently herewith; (ii) the Tranche B Promissory Note dated as of December 16, 1996 executed by Grantor for the principal sum of EIGHTY-NINE MILLION FIVE HUNDRED THOUSAND DOLLARS ($89,500,000), with final maturity no later than January 2, 2009 and with interest as therein expressed, which was amended August 11, 2000 and which is being amended concurrently herewith; (iii) the Tranche C Promissory Note dated as of September 2, 1999 executed by Grantor for the principal sum of FOURTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS ($14,700,000), with final maturity no later than January 1, 2007 and with interest as therein expressed and which is being amended concurrently herewith; and (iv) the Tranche D Promissory Note dated as of September 2, 1999 executed by Grantor for the principal sum of THIRTY MILLION THREE HUNDRED THOUSAND DOLLARS ($30,300,000), with final maturity no later than January 1, 2009 and with interest as therein expressed and which is being amended concurrently herewith (the Tranche A Promissory Note, the Tranche B Promissory Note, the Tranche C Promissory Note, and the Tranche D Promissory Note, as such instruments may be amended, restated, renewed and extended, are hereinafter collectively referred to as the "Notes") and any other indebtedness owed Grantee under the Loan Documents, however incurred (including, without limitation, advances by Grantee or any transferee of Grantee for the purpose of paying taxes or premiums on insurance on the Secured Property or to repair, maintain or improve the Secured Property, whether or not Grantor is at that time the owner of the Secured Property).

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                               DEFINITIONS CLAUSE
                               ------------------

"Absolute Assignment" means each Absolute Assignment of Leases and Rents dated of even date herewith and to be recorded in the County in connection with the Notes.

"Environmental Indemnity Agreements" mean the Environmental Indemnity Agreement dated December 15, 1996 and the Environmental Indemnity Agreement dated September 2, 1999, as amended from time to time.

"Indebtedness" means all amounts due and payable under the Notes.

"Lien Instrument" means (i) Master Lien Instrument Mortgage and Security Agreement dated December 19, 1996 securing the Notes; counterparts of which have been recorded in (a) Official Records Book 8507, page 1224 of the public records of Duval County, Florida; (b) Official Records Book 1969, page 356 of the public records of Leon County, Florida; (c) Official Records Book 5173, page 333 of the public records of Orange County, Florida; (d) Official Records Book 9559, page 1088 of the public records of Pinellas County, Florida; (e) as Instrument Number GG7415 in the public records of Shelby County, Tennessee and that certain Deed of Trust and Security Agreement dated August 18, 1997 recorded as Instrument Number GV2951 in the public records of Shelby County, Tennessee; (f) Greenville County, South Carolina; (g) El Paso County, Texas; (h) Bexar County, Texas; and
(i) Travis County, Texas; and (ii) Master Lien Instrument Mortgage and Security Agreement dated September 2, 1999 securing the Notes, counterparts of which have been recorded (a) in Official Records Book 9409, page 1320 of the public records of Duval County, Florida; (b) in Official Records Book R2295, page 932 of the public records of Leon County, Florida; (c) in Official Records Book 5838, page 71 of the public records of Orange County, Florida; (d) in Official Records book 10670, page 1 of the public records of Pinellas County, Florida; (e) as Instrument Number JS4479 in the public records of Shelby County, Tennessee; (f) in the public records of Greenville County, South Carolina; (g) El Paso County, Texas; and (h) Travis County, Texas, and (iii) IDB Deed of Trust and Security Agreement dated September 2, 1999 executed by The Industrial Development Board of the City of Memphis and County of Shelby and Koger Equity, Inc., securing Notes, recorded as Instrument Number JS 4481 in the public records of Shelby County, Tennessee, and Leasehold Deed of Trust and Security Agreement dated September 2, 1999 executed by Koger Equity, Inc., securing the Notes, recorded as Instrument Number JS 4480 in the public records of Shelby County, Tennessee, as such instruments in (i), (ii) and (iii) may be consolidated, spread, amended, modified, extended or restated from time to time, and (iv) this Security Deed and any other new lien instruments executed and delivered as security for the Notes, as they may be consolidated, spread, amended, modified extended or restated from time to time.

"Loan Documents" means this Security Deed; the other Lien Instruments; the Notes; the Assignment of Leases; the Other Assignments of Leases; those certain Certifications of Borrower dated December 16, 1996 and September 2, 1999, to the extent not inconsistent with the other Loan Documents; the Notes A and B Loan Commitment; the Notes C and D Loan Commitment; the Release and Substitution Commitment; the Master Loan Agreement, and any other agreement entered into by Grantor and delivered to Grantee in connection with the indebtedness evidenced by the Notes, except for any separate Environmental Indemnity agreement, as any of the foregoing may be amended from time to time.

"Master Loan Agreement" means the Master Loan Agreement of even date herewith.

"Notes A and B Loan Commitment" means that certain Application dated July 29, 1996 and acceptance letter dated September 10, 1996 executed by Grantee.

"Notes C and D Loan Commitment" means that certain Application dated February 26, 1999 and acceptance letter dated April 5, 1999 executed by Grantee.

"Other Assignments of Leases" means the Absolute Assignment(s) of Leases and Rents recorded in each county, other than the County, where real property securing the Notes is located.

"Other Lien Instruments" means the Lien Instruments recorded in each county, other than the County, where real property securing the Notes is located.

"Project" means each of the buildings or unimproved sites described in Exhibit A attached hereto.

"Release and Substitution Commitment" means that certain letter dated August 24, 2001 from Grantee to Grantee, accepted August 29, 2001 by Grantee.

"Valuation" means the amount mutually agreed to by Grantor and Grantee or, if such parties do not so mutually agree, upon the following appraisal procedure which shall be initiated by Grantor by giving written notice to Grantee which shall include its designation of an appraiser (the "First Appraiser"). Within twenty (20) days after the service of the notice designating the First Appraiser, Grantee shall give written notice to Grantor designating the second appraiser (the "Second Appraiser"). If the Second Appraiser is not so designated within the time above specified, the appointment of the Second Appraiser shall be made in the same manner as is hereinafter provided for the appointment of the third appraiser (the "Third Appraiser") in the event the First and Second Appraisers are unable to agree upon the Third Appraiser. The First and Second Appraisers so designated or appointed shall meet within ten (10) days after the Second Appraiser is appointed, and if, within thirty (30) days after the Second Appraiser is appointed, the First and Second Appraisers do not agree upon the Valuation, they shall appoint a Third Appraiser who shall be a competent and impartial person. In the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the Third Appraiser shall be selected by Grantee and Grantor if they can agree thereon within a further period of fifteen (15) days. If the parties do not agree, or if for any reason the three appraisers have not been chosen within fifteen (15) days after the expiration of the fifteen (15) day period referred to in the immediately preceding sentence, either the Grantee or Grantor, on behalf of both, may request such appointment by the presiding Judge of the United States District Court for the District in which the Project is located. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as herein before provided for the appointment of such appraiser so failing, refusing or being unable to act. Grantor shall pay the fees and expenses of all appraisers. Any appraiser designated to serve in accordance with the provisions of this Agreement shall be qualified to appraise the type of property being appraised in the County and State in which the Project in question is located, shall be a member of the Appraisal Institute (or any successor association or body of comparable standing if such Institute is not then in existence) and shall have been actively engaged in the appraisal of real estate in the County (set forth above) for a period of not less than ten
(10) years immediately preceding its appointment. The Appraisers shall determine the Valuation, provided, however, no value shall be attributed to good will. The Appraisers may employ such independent counsel and accountants, unaffiliated with Grantee or Grantor as any two of the three appraisers shall determine to be necessary or advisable to assist them in carrying out their duties hereunder. The fees and expenses of such counsel and accountants shall be borne by Grantor. A decision joined in by two of the three appraisers shall be the decision of the appraisers. In the event no two appraisers can agree, the decision of the Third Appraiser shall be conclusive. After reaching a decision, the appraisers shall give written notice thereof to Grantee and Grantor.

NOTHING CONTAINED HEREIN IS INTENDED TO CONSTITUTE AN ALLOCATION OF SECURITY FOR PURPOSES OF GRANTEE'S REMEDIES; AND GRANTOR AGREES THAT UNTIL THE RELEASE OF SECURITY PURSUANT TO THE TERMS HEREOF, ALL OF THE PROPERTIES SECURE THE NOTES.

TO PROTECT THE SECURITY OF THIS SECURITY DEED, GRANTOR REPRESENTS, COVENANTS AND AGREES AS SET FORTH BELOW:

Payment of Debt. Grantor agrees to pay the Indebtedness promptly and in full compliance with the terms of the Loan Documents.

Ownership. Grantor represents that it owns the Properties and has good and lawful right to convey the same and that the Properties are free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Grantee. Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

Maintenance of Secured Property and Compliance with Laws. Grantor agrees to keep the Projects and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Properties with which the failure to comply would have a material adverse effect on any Project; and to permit Grantee to enter at all reasonable times and upon 24 hours prior notice for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests to be conducted at Grantee's expense, except as otherwise provided for in any separate environmental indemnity agreement as Grantee determines to be necessary in order to monitor Grantor's compliance with applicable laws and regulations regarding hazardous materials affecting the Properties.

Notwithstanding the foregoing, the Grantor is not required to restore or repair buildings or improvements to the extent insurance proceeds or condemnation awards are not made available by the Grantee to the Grantor for such purpose but are instead used by Grantee to repay a portion of the balance of the Notes. If Grantor is not required to restore or repair the damaged or taken Project in accordance with the immediately preceding sentence, it shall (i) for any partially destroyed or taken building or improvements secure and enclose the remaining portion of the building or improvements so as to make such remaining portions of such building or improvements reasonably usable to the extent practical and (ii) for any building or improvements which are substantially or totally destroyed, demolish such remaining building or improvements and rough grade and landscape the applicable portion of the Land in accordance with the requirements of applicable governmental authorities so that the remaining portion of such destroyed building or improvements do not present a safety hazard or detract from the overall scenic surroundings of the applicable Project.

Insurance. Grantor agrees to keep the Properties insured for the protection of Grantee in such manner and in such amounts and in such companies as Grantee may from time to time approve, and to keep the policies or certificates therefor, properly endorsed, on deposit with Grantee; that insurance loss proceeds (less expenses of collection) shall, at Grantee's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Properties, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Grantee elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due on the amount of proceeds so applied.

Notwithstanding the immediately preceding paragraph, Grantee agrees that if the insurance loss proceeds are less than $500,000 (increased by 3% per year from December 16, 1996) for any one casualty, such proceeds will be released to Grantor for reasonable restoration of the Project (which, for purposes of this provision includes rebuilding or replacement such that the Valuation of applicable Project is not diminished) and the other provisions of this covenant shall not be applicable, provided, however, insurance loss proceeds under this paragraph shall not be released to Grantor if Grantee has previously released insurance loss proceeds to Grantor and the applicable Project has not been so restored.

Notwithstanding the two immediately preceding paragraphs, Grantee agrees that if there then exists no Event of Default under any Loan Document and if the insurance loss proceeds are $500,000 or more (increased by 3% per year from December 16, 1996) but less than the unpaid principal balance of the Notes and if the casualty occurs prior to the last three years of the term of the Notes, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Project to its condition prior to the casualty, subject to satisfaction of the following conditions:

     (a) There is no existing Event of Default at the time of casualty, and if there shall occur any Event of Default after the date of the casualty, Grantee shall have no further obligation to release insurance loss proceeds hereunder.

     (b) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Project by Grantor or any tenant of the Project.

     (c) Grantee shall be satisfied that the amount necessary to complete the restoration of the Project is available from all insurance loss proceeds so held, together with supplemental funds which Grantor commits to make available to such restoration and agrees to fund prior to the disbursement of any insurance proceeds. Any remaining insurance loss proceeds may, at the option of Grantee, be applied on the Indebtedness, whether or not due, or be released to Grantor.

     (d) If required by Grantee, Grantee shall be furnished a satisfactory report addressed to Grantee from an environmental engineer or other qualified professional satisfactory to Grantee to the effect that no adverse environmental impact to the Project resulted from the casualty or, if any such impact has resulted, that the same has been corrected to Grantee's satisfaction.

     (e) Grantee shall release casualty insurance proceeds as restoration of the Project progresses provided that Grantee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Event of Default under the Loan Documents. In addition, (i) the drawings and specifications for the restoration shall be approved by Grantee in writing prior to commencement of the restoration, and (ii) Grantee shall receive an administration fee equal to 1% of the cost of restoration.

     (f) Prior to each release of funds, Grantor shall obtain for the benefit of Grantee an endorsement to Grantee's title insurance policy insuring against any liens arising from the restoration.

     (g) Grantor shall pay all costs and expenses incurred by Grantee, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Grantee.

     (h) All applicable reciprocal easement and operating agreements, if any, shall remain in full force and effect between the parties thereto on and after restoration of the Project.

     (i) Grantee shall be satisfied that the operating income from the real property securing the Notes which has not been destroyed plus loss of rents insurance proceeds will be sufficient to provide annual debt service coverage under all Indebtedness at least 1.3 times.

     (j) All leases of more than 10,000 rentable square feet in effect at the time of the casualty with tenants who have entered into Grantee's form of Non-Disturbance and Attornment Agreement or similar agreement shall remain in full force and each tenant thereunder shall be obligated, or shall elect, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Project or a portion thereof shall not be used and occupied by such tenant as a result of the casualty) or, in the alternative, a replacement tenant(s) approved by Grantee have entered into an approved lease(s) for such space.

If a casualty as described in the preceding paragraph damages more than one Project and one or more of the damaged Projects satisfies the conditions of (a) through (j) above (each a "Qualifying Project") and one or more of the damaged Projects does not satisfy the conditions of (a) through (j) above (a "Non - Qualifying Project"), insurance loss proceeds allocated by Grantee shall be applied to restoration of each Qualifying Project, as provided in the preceding paragraph. Such allocation of insurance proceeds by Grantee shall be made in the same ratio that the aggregate net rentable square feet of each Qualifying Project bears to the sum of the aggregate net rentable square feet of each Qualifying Project plus the aggregate net rentable square feet of each Non - Qualifying Project.

Condemnation. Grantor hereby assigns to Grantee (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of any Project in connection with condemnation proceedings or the exercise of any power of eminent domain and (ii) the proceeds from any sale or transfer in lieu thereof (less expenses of collection), which shall be applied to restoration of the affected Project, subject to the provisions stated above for application of insurance loss proceeds and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to such damage or taking be possible within the Project in which such taking occurred. Any portion of such award and proceeds not applied to restoration shall, at Grantee's option, be applied on the Indebtedness, whether due or not, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Grantee elects to apply the condemnation award and proceeds on the Indebtedness, no Prepayment Fee shall be due on the amount of award or proceeds so applied.

Taxes and Special Assessments. Grantor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Properties, this instrument, the Notes or the Indebtedness, or upon the interest of Grantee in the Properties, this instrument, the Notes or the Indebtedness, and to procure and deliver to Grantee a copy of the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Grantee or paid to the taxing authority.

Security Agreement; Personal Property. With respect to the Personal Property, this instrument is hereby made and declared to be a security agreement encumbering each and every item of Personal Property included herein as a part of the Secured Property in compliance with the provisions of the Georgia Uniform Commercial Code. Upon request by Grantee, at any time and from time to time, a financing statement or statements reciting this Deed to be a security agreement affecting all of such property shall be executed by Grantor and Grantee and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee's sole election. Grantor and Grantee agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Grantor and Grantee that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed, is, and at all times and for all purposes and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Deed, or (iii) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to
(i) the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) Grantee's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Secured Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Grantee as determined by this Deed or affected the priority of Grantee's security interest and granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Grantee in the event any court shall at any time hold with respect to the foregoing clauses
(i), (ii) or (iii) of this sentence, that notice of Grantee's priority of interest, to be effective against a particular class of persons, must be filed in the appropriate Uniform Commercial Code records.

With respect to the Personal Property, Grantor hereby represents, warrants and covenants as follows:

     (a) Except for the security interest granted hereby, Grantor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever subject, however, to the rights of any tenants under their leases. Grantor shall notify Grantee of, and shall indemnify and defend Grantee and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

     (b) Except as otherwise provided above, Grantor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Grantee.

     (c) Grantor maintains a place of business at the address set forth in the first paragraph of this instrument, and Grantor shall immediately notify Grantee in writing of any change in its place of business.

     (d) At the request of Grantee, Grantor shall join Grantee in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code of the jurisdiction in which the Project is located in form satisfactory to Grantee, and Grantor shall pay the cost of filing the same in all public offices wherever filing is deemed by Grantee to be necessary or desirable.

Other Liens. Grantor agrees to keep the Properties free from all other mortgage liens and from all liens prior to the lien created hereby. The creation of any other mortgage lien, whether or not prior to the lien created hereby, the creation of any prior lien on or the assignment or pledge by Grantor of its revocable license to collect, use and enjoy rents and profits from the Properties shall constitute a default under the terms of this instrument. The term "mortgage" includes a mortgage, deed of trust, deed to secure debt or any other security interest in the Project.

Leases. Grantor represents and warrants that there is no assignment or pledge of any leases of, or rentals or income from, the Properties now in effect; and covenants that, until the Indebtedness is fully paid, it (i) shall not make any such assignment or pledge to anyone other than Grantee and (ii) shall not, unless expressly permitted under another provision in this instrument, make any assignment or pledge to anyone of its hereinafter described revocable license to collect, use and enjoy the rents and profits.

In consideration of the Indebtedness, Grantor, pursuant to the Absolute Assignment, has assigned to Grantee all of Grantor's right, title and interest in said leases, including Grantor's right to collect, use and enjoy the rents and profits therefrom. Grantee has, in the Absolute Assignment, granted to Grantor a license to collect, use and enjoy said rents and profits. Such license is revocable by Grantee pursuant to the terms of the Absolute Assignment.

Costs, Fees and Expenses. Grantor agrees to pay all costs, fees and expenses of this instrument; to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Grantee hereunder; to pay all costs and expenses, including the cost of obtaining evidence of title and reasonable attorney's fees, incurred in connection with any such action or proceeding; and to pay any and all attorney's fees and expenses of collection and enforcement in the event the Notes are placed in the hands of an attorney for collection, enforcement of any of the Loan Documents is undertaken or suit is brought thereon.

Failure of Grantor to Act. If Grantor shall fail to make any payment or do any act as herein provided, Grantee may, without obligation so to do, without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof: (i) make or do the same in such manner and to such extent as Grantee may deem necessary to protect the security hereof, Grantee being authorized to enter upon the Properties for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Grantee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Grantee is prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Grantor immediately upon demand with interest from date of expenditure at the Default Rate (as defined in the Notes). All sums so expended by Grantee and the interest thereon until paid shall be included in the Indebtedness and secured by the lien of this instrument.

Event of Default. Any default by Grantor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement or warranty contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

Notice of Default. A default in any payment required in the Notes or any other Loan Document (a "Monetary Default") shall not constitute an Event of Default unless Grantee shall have given a written notice of such Monetary Default to Grantor and Grantor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Notes, from the date of default to the date of cure on amounts owed to Grantee) within five (5) business days after the date on which Grantee shall have given such notice to Grantor.

Any other default under the Notes or under any other Loan Document (a "Non-Monetary Default") shall not constitute an Event of Default unless Grantee shall have given a written notice of such Non-Monetary Default to Grantor and Grantor shall not have cured such Non-Monetary Default within thirty (30) days after the date on which Grantee shall have given such notice of default to Grantor (or, if the Non-Monetary Default is not curable within such 30-day period, Grantor shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Grantee).

For purposes of this provision, written notice may be delivered personally or sent by certified mail or reputable courier service with charges prepaid, by telecopier or by such other method whereby the receipt thereof may be confirmed. Notice shall be deemed given on the date received. Any notice which is rejected, the acceptance of which is refused or which is incapable of being delivered for any reason shall be deemed received as of the date of attempted delivery.

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Notes).

Appointment of Receiver. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Grantee (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of any Project, whether or not there exists a threat of imminent harm, waste or loss to any Project and whether or not the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Properties and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Properties, to apply the balance to the payment of any of the Indebtedness then due.

Remedies of Grantee. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Grantee, become immediately due and payable for all purposes without any notice or demand, except as required by law, (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE

INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Grantee may do any one or more of the following:

     (i) institute proceedings in any court of competent jurisdiction to enforce any of the terms and covenants hereof;

     (ii) personally or by agent or attorney in fact, enter upon and take possession of the Secured Property without the appointment of a receiver, or an application therefor, employ a managing agent of the Secured Property and let the same, either in its own name, or in the name of Grantor, and receive the rents, incomes, issues and profits of the Secured Property and apply the same, after payment of all necessary charges and expenses, on account of the Indebtedness, and Grantor will transfer and assign to Grantee, in form satisfactory to Grantee, Grantor's lessor interest in any lease now or hereafter affecting the whole or any part of the Secured Property;

     (iii) pay any sums in any form or manner deemed expedient by Grantee to protect the security of this instrument or to cure any event of default other than payment of interest or principal on the Indebtedness; make any payment hereby authorized to be made according to any bill, statement or estimate furnished or procured from the appropriate public officer or the party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such public officer or party in the hands of Grantee shall be prima facie evidence of the validity and amount of items so paid, in which event the amounts so paid, shall be added to and become a part of the Indebtedness and be immediately due and payable to Grantee; and Grantee shall be subrogated to any encumbrance, lien, claim or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by Grantee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security to this instrument;

     (iv) declare the entire Indebtedness immediately due, payable and collectible, without notice to Grantor, regardless of maturity, and, in that event, the entire Indebtedness shall become immediately due, payable and collectible; and thereupon, Grantee may sell and dispose of the Secured Property at public auction, at the usual place for conducting sales at the courthouse in the county where the Secured Property or any part thereof may be, to the highest bidder for cash, first advertising the time, terms and place of such sale by publishing a notice thereof once a week for four (4) consecutive weeks in a newspaper in which sheriff's advertisements are published in said county, all other notice being hereby waived by Grantor; and Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Secured Property in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Grantee, its agents, representatives, successors or assigns, may bid and purchase at such sale; and Grantor hereby constitutes and appoints Grantee or its assigns agent and attorney-in-fact to make such recitals, sale and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that the conveyance made by Grantee, or its assigns (and in the event of a deed in lieu of foreclosure, then as to such conveyance), shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, courtesy and all other exemptions of Grantor, or its successors in interest, in and to said Secured Property; and Grantee, or its assigns, shall collect the proceeds of such sale, reserving therefrom all unpaid Indebtedness with interest then due thereon, and all amounts advanced by Grantee for taxes, assessments, fire insurance premiums and other charges, together with all costs and charges for advertising, and commissions for selling the Secured Property, and reasonable attorneys' fees actually incurred in connection therewith, and pay over any surplus to Grantor (in the event of deficiency Grantor shall immediately on demand from Grantee pay over to Grantee, or its nominee, such deficiency, subject to the express provision in each Note limiting recourse); and Grantor agrees that possession of the Secured Property during the existence of the Indebtedness by Grantor, or any person claiming under Grantor, shall be that of tenant under Grantee, or its assigns, and, in case of a sale, as herein provided, Grantor or any person in possession under Grantor shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are in addition to any and all other remedies which Grantee may have at law or in equity.

In case of any sale under this instrument by virtue of the exercise of the power herein granted, or pursuant to any order in any judicial proceedings or otherwise, at the election of Grantee the Secured Property or any part thereof may be sold in one parcel and as an entirety, or in such parcels, manner or order as Grantee in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the entire Secured Property is sold or the Indebtedness paid in full. Grantor further agrees that in the event of a sale, by foreclosure or otherwise, of less than all of the Secured Property, the Loan Documents shall continue as a lien and this instrument shall continue as an encumbrance upon the remaining portion of the Secured Property.

Discontinuance of Proceedings. If Grantee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon if for any reason, Grantee shall have the unqualified right to do so and, in such an event, Grantor and Grantee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Secured Property and otherwise, and the rights, remedies, recourses and powers of Grantee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default. Grantor hereby expressly waives any and all benefits Grantor may have under O.C.G.A. ss.44-14-85 to claim or assert that the Indebtedness has been reinstated in accordance with its terms following the withdrawal of any foreclosure proceedings by Grantee, and acknowledges and agrees that reinstatement shall occur only upon written agreement of Grantee.

Due on Sale. The present ownership and management of the Properties is a material consideration to Grantee in making the loan secured by this instrument, and Grantor shall not convey or enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Properties (other than office leases located in one of the Projects), except as provided in the MASTER LOAN AGREEMENT. Any violation of this provision shall constitute a default under the terms of this instrument.

Notwithstanding the foregoing, a default will not occur if Grantor mergers with, or is consolidated with, another entity provided the successor to Grantor shall have entered into and agreed to be bound by all of Grantor's obligations under the Loan Documents and the Environmental Indemnity Agreements.

Financial Statements. Grantor agrees to furnish to Grantee, at Grantor's expense and within ninety (90) days after the close of each fiscal year ("Financial Statements Due Date"), annual audited financial statements on the Grantor in form and substance currently required to be filed on Form 10-K for annual reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for which no other form is prescribed (the "Company Statements"). The Company Statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent certified public accountant acceptable to Grantee (Grantee hereby approves the firms commonly known, or formerly known, as "Big Six").

In addition to the Company Statements, Grantor agrees to furnish to Grantee annual financial statements on each Project in the form attached to the Notes C and D Loan Commitment as Exhibit D for each Project and all Projects in the aggregate including

     (a) a statement of operations with a detailed line item breakdown of all operating expenses, capitalized costs associated with tenant improvements, lease commissions and capital improvements.

     (b) a current rent roll in the form attached to the Notes C and D Loan Commitment as Exhibit E (the "Rent Roll);

     (c) if requested by Grantee, a report detailing cost reimbursements to tenants, options and other major variations from standard form leases (collectively referred to herein as the "Project Statements").

The Project Statements shall be certified as to the accuracy and completeness of the applicable information and be signed by either a Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of Grantor (the "Certification").

In addition, Grantor shall furnish to Grantee 10K and 10Q reports at the time they are submitted to the Securities and Exchange Commission. At the time the 10K and 10Q reports are submitted to Grantee, Grantor shall also forward its computation of the calculations required under the "Financial Covenants" set forth in the Master Loan Agreement along with a Certification verifying compliance with such covenants. Grantor acknowledges that Grantee requires the Company Statements and Project Statements (collectively, the "Financials"), Rent Roll and Certification in order to record accurately the value of the Projects for financial and regulatory reporting.

If Grantor does not furnish, or cause to be furnished, the Financials, Rent Roll and Certification to Grantee by the Financial Statements Due Date, within 30 days after Grantee shall have given written notice to Grantor that the Financials, Rent Roll and/or Certification have not been received as required,

         (x) interest on the unpaid principal balance of the Indebtedness shall as of the Financial Statements Due Date, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in each of the Notes) plus one percent (1%) per annum (the "Increased Rate"); and

         (y) Grantee may elect to obtain an independent appraisal and audit of the Project at Grantor's expense, and Grantor agrees that it will, upon request, promptly make Grantor's books and records regarding the Project available to Grantee and the person(s) performing the appraisal and audit (which obligation Grantor agrees can be specifically enforced by Grantee).

The amount of the payments due under the Notes during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Increased Rate during the then remaining portion of a period of 25 years commencing with the Amortization Period Commencement Date (as defined in the Notes). Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the Financials, Rent Roll and Certification shall be furnished to Grantee as required. Commencing on the date on which the Financials, Rent Roll and Certification are received by Grantee, interest on the unpaid principal balance shall again accrue at the Interest Rate and the payments due during the remainder of the term of the Notes shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate during the then remaining portion of a period of 25 years commencing with the Amortization Period Commencement Date. Notwithstanding the foregoing, Grantee shall have the right to conduct an independent audit at its own expense at any time.

Notwithstanding the above, the Financial Statements Due Date may be extended up to sixty (60) days if Grantor receives an extension from the Securities and Exchange Commission for filing of its annual report of Form 10K.

Secured Property Substitution. Grantor has the right to substitute properties as collateral for the Indebtedness, subject to the terms of the MASTER LOAN AGREEMENT.

Full and Partial Releases. Grantor has the right to request release of some or all of the Projects from the lien hereof pursuant to the terms of the MASTER LOAN AGREEMENT.

Additional Collateral/Cross-Default. Each of the Notes is cross-defaulted with the others, and Grantor has granted to Grantee a lien on properties described in the Other Lien Instruments in addition to those described herein as additional security for the Notes, all as further described in the Master Loan Agreement.

Deposits by Grantor. To assure the timely payment of real estate taxes and special assessments, Grantee shall have the option upon the occurrence of an Event of Default to require Grantor to deposit funds with Grantee, in monthly or other periodic installments in amounts estimated by Grantee from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Grantee, or in such other account, shall be insufficient to pay any of said expenses, Grantor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Grantee to be applied to the payment of such real estate taxes and special assessments and, at the option of Grantee after an Event of Default, the Indebtedness then due, by acceleration or otherwise.

Notwithstanding the above, upon the occurrence of an Event of Default, Grantee shall, so long as no delinquency would occur, cooperate with Grantor to attain payment discounts available to Grantor and permit Grantor to contest the amount of such taxes.

Modification of Terms. Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Grantee with respect to any security not expressly released in writing, Grantee may, at any time and from time to time, either before or after the maturity of the Notes, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Grantee may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Properties.

Exercise of Options. Whenever, by the terms of this instrument, of the Notes or any of the other Loan Documents, Grantee is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Grantee of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

Nature and Succession of Agreements. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, lessees and assigns of the parties hereto, respectively, and the term "Grantee" shall include the owner and holder of the Notes.

Legal Enforceability. No provision of this instrument, the Notes or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

Cancellation and Surrender. Should the Indebtedness secured by this Security Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all Obligations in a timely manner, then this Security Deed shall be cancelled and surrendered.

Limitation of Liability. Notwithstanding any provision contained herein to the contrary, the personal liability of Grantor shall be limited as provided in the Notes.

Captions. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

Governing Law. The laws of the State named in the upper left-hand corner of the cover page of this instrument shall govern and control the interpretation of this lien instrument and the rights, obligations, duties and liabilities of the parties hereto.

Waiver. BY EXECUTION OF THIS DEED TO SECURE A DEBT, GRANTOR EXPRESSLY; (A) ACKNOWLEDGES THE RIGHT OF GRANTEE TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE SECURED PROPERTY, OR A PORTION THEREOF, BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISION OF THIS DEED TO SECURE A DEBT; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS DEED TO SECURE A DEBT, AND (2) CONCERNING THE APPLICATION, RIGHTS, OR BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION, OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE A DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE A DEBT AND
(D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY, AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS DEED TO SECURE A DEBT IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

                                                      INITIALED BY GRANTOR

                                                      s/Thomas Brockwell
                                                      --------------------------
                                                      By: Thomas Brockwell
                                                          ----------------------







                            (continued on next page)

                         (continued from previous page)

IN WITNESS WHEREOF, this instrument has been executed by the Grantor as of the day and year first above written.

Signed, sealed and delivered                    KOGER EQUITY, INC., a Florida
  in the presence of:                           corporation

s/Steven J. Vainder                             By:s/Thomas Brockwell
------------------------------------               -----------------------------
Witness:  Steven J. Vainder                          Thomas Brockwell
---------------------------                          ---------------------------


s/Clara L. Diaz
---------------------------
Notary Public
Miami-Dade County, Florida
-----------
My commission expires:  October 30, 2003
  My Commission # CC 850933

(corporate seal)








This instrument was prepared by Sally J. Lewis, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

                                   EXHIBIT "A"

                     Description of Property located in the
                      County of Gwinnett, State of Georgia
                      ------------------------------------

Gwinnett Building
3575 Koger Boulevard, Atlanta, Georgia

LOT 1, BLOCK A:
---------------

ALL THAT TRACT OR PARCEL OF LAND, lying and being in Land Lot 204 of the 6th Land District of Gwinnett County, Georgia, being more particularly described as follows:

BEGINNING at an iron pin set at the western end of the mitre line at the intersection of the northeastern right-of-way line of Pleasant Hill Road (right-of-way width varies), and the northwestern right-of-way line of Koger Boulevard (right-of-way width varies); run thence along said right-of-way line of Pleasant Hill Road North 29 degrees 59 minutes 00 seconds West a distance of
405.19 feet to an iron pin set; thence leaving said right-of-way line run North 60 degrees 33 minutes 56 seconds East a distance of 215.28 feet to a #4 rebar found; run thence South 21 degrees 03 minutes 09 seconds East a distance of
65.10 feet to a #4 rebar found; run thence North 67 degrees 54 minutes 47 seconds East a distance of 239.87 feet to a #4 rebar found; run thence North 62 degrees 06 minutes 25 seconds East a distance of 62.52 feet to a #4 rebar found; run thence South 23 degrees 45 minutes 31 seconds East a distance of 142.76 feet to a point; run thence South 25 degrees 57 minutes 40 seconds East a distance of
261.26 feet to a #4 rebar found on the northwestern right-of-way line of Koger Boulevard; run thence along said right-of-way line the following courses and distances: along an arc to the left an arc distance of 45.51 feet to a point, (said arc having a radius of 510.00 feet and being subtended by a chord bearing South 75 degrees 28 minutes 19 seconds West a distance of 45.50 feet); South 78 degrees 01 minute 43 seconds West a distance of 120.00 feet to a point; along a curve to the left an arc distance of 192.65 feet to a point, (said arc having a radius of 610.00 feet and being subtended by a chord bearing South 68 degrees 58 minutes 51 seconds West a distance of 191.85 feet); South 59 degrees 56 minutes 00 seconds West a distance of 103.95 feet to an iron pin set at the eastern end of the aforesaid mitre line; run thence along said mitre line, North 75 degrees 01 minute 30 seconds West a distance of 28.26 feet to the iron pin set at the POINT 0F BEGINNING.

LOT 1A, BLOCK A:
----------------

ALL THAT TRACT OR PARCEL OF LAND, lying and being in Land Lot 204 of the 6th Land District of Gwinnett County, Georgia, being more particularly described as follows:

                              EXHIBIT "A" continued

BEGINNING at a point at the southern end of the mitre line at the intersection of the northeastern right-of-way line of Pleasant Hill Road (right-of-way width varies), and the southeastern right-of-way line of Koger Boulevard (right-of-way width varies); run thence North 14 degrees 42 minutes 54 seconds East along said mitre line a distance of 28.18 feet to a point; run thence along said right-of-way line of Koger Boulevard the following courses and distances: North 59 degrees 56 minutes 00 seconds East a distance of 105.58 feet to a point; along a curve to the right an arc distance of 161.07 feet to a point, (said arc having a radius of 510.00 feet and being subtended by a chord bearing North 68 degrees 58 minutes 51 seconds East a distance of 160.40 feet); North 78 degrees 01 minute 43 seconds East a distance of 120.00 feet to a point; along a curve to the left an arc distance of 52.14 feet to a point, (said arc having a radius of 610.00 feet and being subtended by a chord bearing North 75 degrees 34 minutes 49 seconds East a distance of 52.12 feet); thence leaving said right-of-way line run South 30 degrees 17 minutes 37 seconds East a distance of 16.67 feet to a point; run thence South 59 degrees 42 minutes 23 seconds West a distance of
186.00 feet to a point; run thence South 85 degrees 14 minutes 00 seconds West a distance of 57.63 feet to a point; run thence South 72 degrees 35 minutes 00 seconds West a distance of 88.28 feet to a point; run thence South 59 degrees 56 minutes 00 seconds West a distance of 123.68 feet to a point on the northeastern right-of-way line of Pleasant Hill Road; run thence North 30 degrees 30 minutes 12 seconds West along said right-of-way line a distance of 30.00 feet to a point at the southern end of the aforesaid mitre line and the POINT OF BEGINNING.

Said parcels being shown on and described according to that certain survey entitled "Boundary/AsBuilt Survey of The Gwinnett Building for Koger Equity, Inc." prepared by Boutwell Engineering, Inc., bearing the seal and certification of Cleveland S. Boutwell, Jr., Georgia Registered Land Surveyor No. 1704, dated _________, 2001.


TOGETHER WITH easements appurtenant to the above described tract of land created by the following:

1. Drainage, Slope and Landscape Easement from Pleasant Hill Baptist Church of Duluth, Inc., a Georgia corporation, to Koger Properties, Inc., a Florida corporation, dated June 30, 1989, filed for record September 11, 1989 at 9:00 a.m., recorded in Deed Book 5651, page 267, Records of Gwinnett County, Georgia.

2. Declaration of Easements and Restrictive Covenants by Koger Properties, Inc., dated May 28, 1993, filed for record June 30, 1993 at 4:46 p.m., recorded in Deed Book 8967, Page 140, aforesaid Records.


                                     Ex-A-2

                              EXHIBIT "A" continued

Clarkson Building
-----------------
3550 Koger Boulevard, Atlanta, Georgia

ALL THAT TRACT OR PARCEL OF LAND, lying and being in Land Lot 204 of the 6th Land District of Gwinnett County. Georgia, being more particularly described as follows:

TO FIND THE POINT BEGINNING, commence at a point at the western end of the mitre line at the intersection of the northeastern right-of-way line of Pleasant Hill Road (right-of-way width varies), and the northwestern right-of-way line of Koger Boulevard (100-foot right-of-way); run thence South 75 degrees 01 minute 30 seconds East along said mitre line, a distance of 28.26 feet to a point at the eastern end of said mitre line; run thence along the northwestern right-of-way line of Koger Boulevard the following courses and distances: North 59 degrees 56 minutes 00 seconds East 103.95 feet to a point; along the arc of a curve to the right an arc distance of 192.65 feet to a point (said arc having a radius of 610.00 feet and being subtended by a chord bearing North 68 degrees 58 minutes 51 seconds East a distance of 191.85 feet); North 78 degrees 01 minute 43 seconds East 120.00 feet to a point; along the arc of a curve to the left an arc distance of 45.51 feet to a #4 rebar found at the POINT OF BEGINNING; (said arc having a radius of 510.00 feet and being subtended by a chord bearing North 75 degrees 28 minutes 19 seconds East a distance of 45.50 feet); from the POINT OF BEGINNING as thus established, leaving said right-of-way line of Koger Boulevard, run thence North 25 degrees 57 minutes 40 seconds West a distance of
261.26 feet to a point; run thence North 23 degrees 45 minutes 31 seconds West a distance of 142.76 feet to a #4 rebar found; run thence North 62 degrees 06 minutes 25 seconds East a distance of 17.95 feet to a #4 rebar found; run thence North 60 degrees 55 minutes 55 seconds East a distance of 429.91 feet to an iron pin set; run thence South 29 degrees 00 minutes 43 seconds East a distance of
405.99 feet to a #4 rebar set on the northwestern right-of-way line of Koger Boulevard; run thence along said right-of-way line South 59 degrees 42 minutes 23 seconds West a distance of 358.12 feet to a point; continue thence along the arc of a curve to the right in said right-of way line an arc distance of 117.57 feet to the #4 rebar found at the POINT OF BEGINNING; (said arc having a radius of 510.00 feet and being subtended by a chord bearing South 66 degrees 18 minutes 39 seconds West a distance of 117.31 feet) said parcel being shown on and described according to that certain survey entitled "Boundary/AsBuilt Survey of The Clarkston Building for Koger Equity, Inc." prepared by Boutwell Engineering, Inc., bearing the seal and certification of Cleveland S. Boutwell, Jr., Georgia Registered Land Surveyor No. 1704, dated _____, 2001.

TOGETHER WITH easements appurtenant to the above described tract of land created by the following:

1. Drainage, Slope and Landscape Easement from Pleasant Hill Baptist Church of Duluth, Inc., a Georgia corporation, to Koger Properties, Inc., a Florida corporation, dated June 30, 1989, filed for record September 11, 1989 at 9:00 a.m., recorded in Deed Book 5651, Page 267, Records of Gwinnett County, Georgia.

                                     Ex-A-3

                              EXHIBIT "A" continued

2. Declaration of Easements and Restrictive covenants by Koger Properties, Inc., dated May 28, 1993, filed for record June 30, 1993 at 4:46 p.m., recorded in Deed Book 8967, Page 140, aforesaid Records.

Duluth Building
---------------
11501 Koger Boulevard, Atlanta, Georgia

ALL THAT TRACT OR PARCEL OF LAND, lying and being in Land Lot 204 of the 6th Land District of Gwinnett County, Georgia, being more particularly described as follows:

BEGINNING at the southern end of the mitre line at the intersection of the northwestern right-of-way line of Koger Boulevard (variable width right-of-way), and the southwestern right-of-way line of Centerview Boulevard (variable width right-of-way); run thence along the right-of-way line of Koger Boulevard the following courses and distances: South 59 degrees 42 minutes 23 seconds West a distance of 248.74 feet to a point; South 3 degrees 17 minutes 37 seconds East a distance of 12.00 feet to a point; South 59 degrees 42 minutes 23 seconds West a distance of 284.54 feet to an iron pin set; thence leaving said right-of-way line run North 29 degrees 00 minutes 43 seconds West a distance of 405.99 feet to an iron pin set; run thence South 60 degrees 55 minutes 55 seconds West a distance of 69.91 feet to a #4 rebar found; run thence North 29 degrees 12 minutes 45 seconds West a distance of 125.49 feet to a #4 rebar found; run thence North 60 degrees 10 minutes 07 seconds East a distance of 227.96 feet to an iron pin set; run thence along the arc of a curve to the left an arc distance of 188.09 feet to an iron pin set (said arc having a radius of 1539.89 feet and being subtended by a chord bearing North 56 degrees 40 minutes 10 seconds East a distance of 187.97 feet); run thence North 53 degrees 10 minutes 13 seconds East a distance of 168.00 feet to an iron pin set on the southwestern right-of-way line of Centerview Boulevard; run thence along said right-of-way line the following courses and distances: South 38 degrees 50 minutes 02 seconds East a distance of 42.69 feet to a point; along the arc of a curve to the right an arc distance of 52.36 feet to a point (said arc having a radius of 1083.90 feet and being subtended by a chord bearing South 37 degrees 27 minutes 00 seconds East a distance of 52.35 feet); North 53 degrees 56 minutes 01 second East a distance of 12.00 feet to a point; along the arc of a curve to the right an arc distance of 110.41 feet to a point (said arc having a radius of 1095.90 feet and being subtended by a chord bearing South 33 degrees 10 minutes 48 seconds East a distance of 110.37 feet); South 30 degrees 17 minutes 37 seconds East a distance of 323.71 feet to a point at the north end of the aforesaid mitre; run thence along said mitre line South 14 degrees 42 minutes 23 seconds West a distance of
30.00 feet to the POINT OF BEGINNING; said parcel being shown

                                     Ex-A-4

                              EXHIBIT "A" continued


on and described according to that certain survey entitled "Boundary/AsBuilt Survey of The Duluth Building for Koger Equity, Inc." prepared by Boutwell Engineering, Inc., bearing the seal and certification of Cleveland S. Boutwell, Jr., Georgia Registered Land Surveyor No. 1704, dated ___________, 2001.


TOGETHER WITH easements appurtenant to the above described tract of land created by that certain Declaration of Easements and Restrictive Covenants by Koger Properties, Inc., dated May 28, 1993, filed for record June 30, 1993 at 4:46 p.m., recorded in Deed Book 8967, Page 140, Records of Gwinnett County, Georgia.



                                     Ex-A-5